UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2017

Merrimack Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35409	04-3210530
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square, Suite B7201 Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 441-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2017, the Board of Directors (the “Board”) of Merrimack Pharmaceuticals, Inc. (the “Company”), upon the recommendation of the Organization and Compensation Committee of the Board, approved the annual performance-based cash bonus program for 2017 (the “2017 Bonus Program”) for Richard Peters, the Company’s President and Chief Executive Officer, and Jean M. Franchi, the Company’s Chief Financial Officer and Treasurer.

The 2017 Bonus Program is comprised of the following two elements: (1) the achievement of specified annual individual performance objectives; and (2) the embodiment of the Company’s values and expected behaviors.

Dr. Peters’ individual performance objectives for 2017 generally relate to building the Company’s culture, staffing key positions, advancing the Company’s pipeline, enhancing the external reputation of the Company and pursuing various corporate development opportunities.

Ms. Franchi’s individual performance objectives for 2017 generally relate to managing the Company’s financials and related projections, enhancing the external reputation of the Company and meeting the Company’s financial disclosure requirements.

The Company’s values consist of being passionate, team focused, authentic and a continuous learner. The Company’s expected behaviors include thinking strategically, innovating and building the organization.

For each of the two foregoing elements, the Board will assess retroactively whether Dr. Peters and Ms. Franchi have not met expectations, have met expectations or have far exceeded expectations. The Board will then use the following table to determine the maximum percentage of Dr. Peters’ and Ms. Franchi’s target bonus for which he or she will be eligible. The Board may use its discretion to determine the amount of the bonus up to the maximum percentage provided.

Percentage of Target Bonus Payable
Achievement of Specified Annual Individual Performance Objectives	Far Exceeds Expectations	up to 75%	up to 125%	up to 150%
	Meets Expectations	up to 50%	up to 110%	up to 125%
	Does Not Meet Expectations	0%	up to 50%	up to 75%
		Does Not Meet Expectations	Meets Expectations	Far Exceeds Expectations
Embodiment of the Company’s Values and Expected Behaviors

For 2017, Dr. Peters’ target bonus is 65% of his 2017 base salary, provided that such bonus will be prorated based on his start date of February 6, 2017, and Ms. Franchi’s target bonus is 35% of her 2017 base salary, provided that such bonus will be prorated based on her start date of August 21, 2017.

Notwithstanding the foregoing, the Board has the authority to, in its sole discretion, increase the amount of the annual cash bonus above the maximum percentage provided in the table above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRIMACK PHARMACEUTICALS, INC.

Date: September 15, 2017	By:	/s/ Jeffrey A. Munsie
Jeffrey A. Munsie
General Counsel